Exhibit 99.1

Globalscape® Sees Strong Growth in Partner Community

SAN ANTONIO – September 24, 2014 – GlobalSCAPE, Inc., the secure information exchange company, today announced increasing momentum for its efforts in the channel. In early 2014, Globalscape made a move to bolster its partner community, attract top-tier resellers and create a strong partner enablement program.

Global Channel Growth
Globalscape has significantly increased its base of industry-leading partners who can offer their customers file transfer solutions that provide security, guidance, compliance and visibility. Globalscape’s current partner network includes:

•	Over 100 North American resellers, three distribution partners

•	Over 35 Latin American resellers, four distribution partners

•	Six distribution partners with resellers in twenty countries for Europe Middle East and Africa and Asia Pacific

•	The development of the channel led to the doubling of the sales pipeline from the first quarter of 2014 through the third quarter of 2014

•	Deal registration volume is increasing at a steady rate and resulting in a high rate of positive closed opportunities

The Globalscape Partner Program
The growth of the Globalscape Partner Program (GPP) is governed by the ability to support partners effectively. From the onset, a pillar of the GPP has been the commitment to continually improve upon partner enablement. Partner enablement is broken out into three tracks ranging from initial product and technical training, up to a week-long certification offering. This training, coupled with field sales, technical and channel support throughout the sales cycle gives partners a high level of confidence and real-world experience that exponentially increases their ability to drive revenue. Additionally, Globalscape delivers marketing resources to drive new-logo acquisition campaigns ensuring that Partners succeed in their specific markets.
The partner enablement program is extensive, going beyond a formal relationship. All partners participating in the program and are willing to commit to business planning are provided with:

•	Technical and product training

•	Dedicated pre- and post-sales support

•	30-point deal registration on all of our product sets

•	Demand-generation and marketing

Supporting Quote
Chris Cleary, senior director of channel sales, Globalscape
“In January of 2014 when we launched our channel program we were able to take the best of what you’ve seen from the multibillion dollar vendors and have brought it down into a world-class channel program for all sizes of Globalscape partners. What we have done this year is develop a channel program that delivers results for our partners. It’s my mission as the leader of the global channel organization to continually improve and listen to our partners—we always want to get better. We are continuously adapting our programs to make them successful for all of our partners.”

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

PRESS CONTACT
Contact: Christen Gentile
Phone Number: (210) 308-8267
Email: cgentile@globalscape.com